August 24, 2007

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC  20549

RE:     INOVA TECHNOLOGY, INC. (formerly EDGETECH SOLUTIONS, INC.)

Ladies and Gentlemen:

We  have  read  the  statements  made  by  INOVA TECHNOLOGY, INC. (formerly EDGETECH SOLUTIONS, INC.) in Item 4.01 of the accompanying Form 8-K/A, which is being filed with  the  Securities  and  Exchange  Commission.  We agree with the statements contained therein concerning our firm.

Very truly yours,

/s/ De Joya Griffith & Company, LLC

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DE JOYA GRIFFITH & COMPANY, LLC